UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2013

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 9, 2013, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a manufacturing services agreement (the “Services Agreement”) with OSO BioPharmaceuticals Manufacturing, LLC (“OsoBio”). Pursuant to the terms of the Services Agreement, OsoBio will provide contract pharmaceutical development, manufacturing, packaging and analytical services for the Company’s Lymphoseek® (technetium Tc 99m tilmanocept) Injection product (“Lymphoseek”). During the term of the Services Agreement OsoBio will be the primary supplier of manufacturing services for Lymphoseek. In consideration for these services, the Company will pay a unit pricing fee set forth in the Services Agreement. In addition, the Company will pay OsoBio a fee for regulatory support services described in the Services Agreement.

The foregoing description of the terms of the Services Agreement is qualified in its entirety by reference to the complete text of the Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Manufacturing Services Agreement, dated September 9, 2013, by and between Navidea Biopharmaceuticals, Inc. and OSO BioPharmaceuticals Manufacturing, LLC (portions of this Exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the United States Securities and Exchange Commission).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 12, 2013	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer

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